FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Ross Roadman  615-564-8104

Brookdale Announces First Quarter 2014 Results

Nashville, Tenn.  May 7, 2014 – Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today reported financial and operating results for the first quarter of 2014.  Highlights were:

•	Cash From Facility Operations ("CFFO") increased by 13.3% to $79.2 million, or $0.64 per share, versus the first quarter of 2013, excluding integration, transaction-related and electronic medical records ("EMR") roll-out costs in both periods.
•	Adjusted EBITDA for the first quarter was $119.8 million, a 6.6% increase from the first quarter of 2013, excluding integration, transaction-related and EMR roll-out costs in both periods.
•	First quarter senior housing same community Facility Operating Income grew by 3.5% over the first quarter of 2013, as same community revenue grew by 2.9% and same community expenses grew by 2.5%.
•	First quarter average occupancy increased 10 basis points from the first quarter of 2013 and average monthly revenue per unit for the senior housing portfolio improved by 2.7% from the prior year quarter.
•	Announced transformational merger with Emeritus Corporation and complementary transactions with HCP to form two joint ventures and restructure Emeritus' lease portfolio after the merger.

Andy Smith, Brookdale's CEO, said, "We produced a solid start to 2014 with first quarter results that are in line with our financial guidance for the full year, even as the severe weather impacted many of our markets.  For the third consecutive quarter, we produced double digit year over year growth in CFFO, as strong rate growth and moderate cost increases combined to mitigate the impact of the weather on our financial results.  We remain focused on improving our business, while we work to transform Brookdale into the only national senior living solutions provider through the Emeritus merger."
Financial Results
Total revenue for the first quarter was $747.3 million, an increase of $35.0 million, or 4.9%, from the first quarter of 2013.  First quarter 2014 total revenue is comprised of resident fee revenue of $650.3 million, which increased $25.9 million, or 4.2%, from the first quarter of 2013, management fee revenue of $7.4 million, which decreased $0.2 million, or 2.7%, from the first quarter of 2013, and managed community reimbursed costs of $89.6 million, which increased $9.3 million, or 11.6%.

Resident fee revenue for the first quarter increased primarily as a result of an increase in the average monthly revenue per unit compared to the prior year period, an increase in occupancy and the inclusion of revenue from communities acquired since the end of the first quarter of 2013.  Average monthly revenue per unit for the senior housing portfolio was $4,491 in the first quarter, an increase of $116, or 2.7%, over the first quarter of 2013.  Average occupancy for all consolidated communities for the first quarter of 2014 was 88.6%, compared to 88.5% for the first quarter of 2013 and 89.0% for the fourth quarter of 2013.  For the managed community portfolio, which includes a number of pre-stabilized communities in the initial fill-up phase, average occupancy for the first quarter was 86.3%, compared to 84.9% for the first quarter of 2013 and 86.1% for the fourth quarter of 2013.
Facility operating expenses for the first quarter were $429.9 million, an increase of $16.9 million, or 4.1%, from the first quarter of 2013.  Operating margins were 33.9% for the first quarter of 2014, level with the first quarter of 2013.
General and administrative expenses for the first quarter were $55.5 million.  Excluding integration, transaction-related and EMR roll-out costs of $11.8 million and $2.1 million in the first quarters of 2014 and 2013, respectively, and non-cash stock-based compensation expense from both periods, general and administrative expenses were $36.2 million in the first quarter of 2014 versus $37.6 million for the prior year same period.  General and administrative expenses, excluding these items, were 4.4% of resident fee revenue (including resident fee revenues under management of $168.6 million) in the first quarter of 2014.
Non-GAAP Financial Measures
Brookdale's management utilizes Adjusted EBITDA and CFFO to evaluate the Company's performance and liquidity because these metrics exclude non-cash items such as depreciation and amortization, asset impairment charges, non-cash stock-based compensation expense, gain on facility lease termination and straight-line lease expense, net of deferred gain amortization.  Adjusted EBITDA and CFFO include integration, transaction-related and EMR roll-out costs of $11.8 million for the three months ended March 31, 2014 and $2.1 million for the three months ended March 31, 2013.  Brookdale also uses Facility Operating Income to assess the performance of its communities.

For the quarter ended March 31, 2014, Facility Operating Income was $213.2 million, an increase of $9.0 million, or 4.4%, over the first quarter of 2013, and Adjusted EBITDA, excluding integration, transaction-related and EMR roll-out costs in 2014 and 2013, was $119.8 million, an increase of $7.4 million, or 6.6%, over the first quarter of 2013.
CFFO was $67.5 million for the first quarter of 2014, or $0.54 per share.  CFFO, excluding integration, transaction-related and EMR roll-out costs for both periods, was $79.2 million for the first quarter of 2014, or $0.64 per share, an increase of $9.3 million, or 13.3%, over CFFO of $69.9 million, or $0.57 per share, for the first quarter of 2013.

Net Loss
Net loss for the first quarter of 2014 was $(2.3) million, or $(0.02) per share, versus net income of $3.6 million, or $0.03 per basic and diluted share, in the first quarter of 2013.
Operating Activities
The Company reports information on six segments.  Four segments (Retirement Centers, Assisted Living, CCRCs – Rental and CCRCs – Entry Fee) constitute the Company's consolidated senior housing portfolio.  The fifth segment, Brookdale Ancillary Services, includes the Company's outpatient therapy, home health and hospice services.  The sixth segment, Management Services, includes the services provided to unconsolidated communities that are operated under management agreements.
Senior Housing
Revenue for the consolidated senior housing portfolio was $586.9 million for the first quarter of 2014, an increase of 4.0% from the first quarter of 2013.  Revenue was positively impacted by a 10 basis point increase in occupancy and a 2.7% increase in rate over the first quarter of 2013.  We also added approximately 625 units since the first quarter last year through organic growth and acquisition.  Facility operating expenses were $379.2 million for the first quarter of 2014, an increase of 3.6% from the first quarter of 2013.  Operating income for the senior housing portfolio for the first quarter of 2014 increased by $9.4 million, or 4.8%, to $207.7 million from the first quarter of 2013.

Same community results for the consolidated senior housing portfolio for the three months ended March 31, 2014 showed revenues grew 2.9% over the corresponding period in 2013, as revenue per unit increased by 2.7% and occupancy grew by 10 basis points.  Same community expenses increased by 2.5% over the first quarter of 2013.  Same community Facility Operating Income for the senior housing portfolio increased by 3.5% over the first quarter of 2013.
Brookdale Ancillary Services (formerly called Innovative Senior Care)
Revenue for the Company's ancillary services segment increased $3.2 million, or 5.3%, to $63.4 million for the first quarter of 2014.  In comparison to the first quarter of 2013, a volume increase in home health was offset by a reduction in volume in outpatient therapy and a reduction in Medicare reimbursement rates.  Ancillary services operating expenses increased $3.6 million, or 7.6%, primarily due to an increase in expenses incurred in connection with the continued expansion of the Company's ancillary services programs.  As a result, ancillary services operating income for the first quarter of 2014 was $12.8 million, a decrease of $0.3 million, or 2.6%, versus the first quarter of 2013.

By the end of the first quarter, the Company's ancillary services programs provided outpatient therapy services to approximately 38,000 units and the Company's home health agencies were serving approximately 34,500 units across the consolidated Brookdale portfolio.   Including non-consolidated communities, the Company's outpatient therapy and home health operations serve approximately 52,100 and 47,300 units, respectively.  The Company had 11 markets where hospice services were provided during the first quarter, with three more markets waiting for hospice licensure approval.
Emeritus Merger
On February 20, 2014, Brookdale and Emeritus Corporation announced the signing of a definitive merger agreement to create the first national senior living solutions company.  Under the agreement, Emeritus shareholders will receive 0.95 shares of Brookdale common stock in exchange for each share of their Emeritus common stock. At the time of the announcement, the transaction value totaled $2.8 billion, with the inclusion of $1.4 billion of Emeritus mortgage debt.  The transaction will expand Brookdale's unit capacity by more than two-thirds to a total of approximately 112,700 units in 1,161 communities in 46 states.  The portfolio will be located in 330 markets, where 80% of the U. S. population is located.  The transaction is expected to have a neutral impact on Brookdale's Cash From Facility Operations in the first year of combined operations, which, after giving effect to the transactions with HCP, Inc. described below, will grow to exceed $0.50 per share of accretion for the third year.  The transaction is expected to close in the third quarter of 2014.
HCP Transaction
On April 23, 2014, Brookdale and HCP, Inc. announced an agreement to create a new strategic joint venture to own and operate entry fee CCRCs ("CCRC JV") and to restructure certain leases between HCP and Emeritus Corporation. The closing of these transactions is conditioned upon the closing of the pending merger between Brookdale and Emeritus. The CCRC JV will initially be seeded with a 14-campus portfolio, encompassing approximately 7,000 units across a diversified care mix of 67% independent living, 18% skilled nursing, 11% assisted living and 4% memory care.  Brookdale and HCP will own 51% and 49%, respectively, of the CCRC JV based on each company's respective contributions at closing.  Brookdale and HCP will contribute their respective interests in certain entry fee CCRCs, and HCP will provide capital for the acquisition of four entry fee CCRCs currently managed by Brookdale.  Brookdale will continue to manage all properties under a long-term management agreement.
Additionally, all triple-net leases between HCP and Emeritus covering 202 senior housing properties will be amended contemporaneously, resulting in two portfolios: (i) RIDEA Portfolio – 49 non-stabilized properties will be contributed by HCP into a RIDEA joint venture, with Brookdale managing the communities and acquiring a 20% ownership interest; and (ii) NNN–leased Portfolio – Brookdale and HCP will amend the triple-net master leases for the remaining 153 properties.  These leases will have an average initial term of 15 years, plus two 10-year extension options and provide total base rent in 2014 of $158 million, unchanged from the existing rent, but contain reduced future rent payments and escalations compared to those currently in-place. HCP will make available up to $100 million for capital improvements through 2017 to upgrade the portfolio.  As part of this transaction, all existing Emeritus purchase options encompassing 49 HCP properties will be cancelled at closing.
Liquidity
Brookdale had $45.7 million of unrestricted cash and cash equivalents and $89.2 million of restricted cash on its balance sheet at the end of the first quarter.  As of March 31, 2014, the

Company had $250.0 million of availability on its secured line of credit (of which $25.0 million had been drawn as of that date).  The Company also had secured and unsecured letter of credit facilities of up to $92.5 million in the aggregate as of March 31, 2014.  Letters of credit totaling $71.7 million had been issued under these facilities as of that date.
Debt Transaction
Subsequent to the end of the quarter, the Company obtained $146.0 million in loans secured by first mortgages with a fixed rate of 4.77% for seven years. Proceeds of the loans were used to refinance a $140.0 million loan that was scheduled to mature in November 2014.  The Company now has no mortgage debt maturities (excluding scheduled principal amortization) in 2014 or 2015 and only $33.0 million of mortgage debt maturities in 2016.
2014 Outlook
For the full year 2014, the Company continues to expect Cash From Facility Operations to range between $2.68 and $2.75 per share, excluding integration, transaction-related and EMR roll-out costs.  These estimates do not include the impact on operating results from the Emeritus merger, the recently announced HCP transactions, or possible future mergers, acquisitions or dispositions.
Supplemental Information
The Company will shortly post on the Investor Relations section of the Company's website at www.brookdale.com supplemental information relating to the Company's first quarter 2014 results.  This information will also be furnished in a Form 8-K to be filed with the SEC.
Earnings Conference Call
Brookdale's management will conduct a conference call to review the financial results of its first quarter ended March 31, 2014 on Thursday, May 8, 2014 at 9:00 AM ET.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living First Quarter Earnings Call."

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdale.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available through the website for three months following the call.
For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on May 22, 2014 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code "40857484".  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdale.com).

About Brookdale Senior Living
Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing senior living solutions within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 647 communities in 36 states and the ability to serve approximately 66,000 residents.  Through its ancillary services programs, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.
Safe Harbor
Certain items in this press release and the associated earnings conference call (including statements with respect to the merger with Emeritus and the transactions with HCP) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives and growth strategies and our expectations regarding their effect on our results; our expectations regarding the economy, the senior living industry, occupancy, revenue, cash flow, operating income, expenses, capital expenditures, Program Max opportunities, cost savings, the demand for senior housing, the home resale market, expansion, development and construction activity, acquisition opportunities, asset dispositions, our share repurchase program, taxes, capital deployment, returns on invested capital and CFFO; our expectations regarding returns to shareholders and our growth prospects; our expectations concerning the future performance of recently acquired communities and the effects of acquisitions on our financial results; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity and leverage; our expectations regarding financings and refinancings of assets (including the timing thereof) and their effect on our results; our expectations regarding changes in government reimbursement programs and their effect on our results; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy, home health and hospice); our plans to expand, renovate, redevelop and reposition existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion, redevelopment and repositioning program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations regarding our sales, marketing and branding initiatives and their impact on our results; our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; our expectations regarding the payment of dividends; our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income; and our expectations regarding the merger with Emeritus and the transactions with HCP.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek,"

"anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the merger with Emeritus and the transactions with HCP, including in respect of the satisfaction of closing conditions to such transactions; unanticipated difficulties and/or expenditures relating to such transactions; the risk that regulatory approvals required for such transactions are not obtained or are obtained subject to conditions that are not anticipated; uncertainties as to the timing of such transactions; litigation relating to such transactions; the impact of such transactions on each company's relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining, cost savings and synergies from such transactions; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
Additional Information and Where to Find It
In connection with the merger with Emeritus, the Company plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Emeritus that also constitutes a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the joint proxy statement/prospectus and other filings containing information about the Company and Emeritus may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.brookdale.com under the heading "About Brookdale / Investor Relations" or from Emeritus at www.emeritus.com under the heading "Investor Relations."

The Company and Emeritus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's and Emeritus' stockholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of Company Common Stock is set forth in the Annual Report on Form 10-K/A, as filed with the SEC on April 30, 2014. Information about the directors and executive officers of Emeritus and their ownership of Emeritus Common Stock is set forth in Emeritus' Annual Report on Form 10-K/A, as filed with the SEC on April 30, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the joint proxy statement regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue
Resident fees	$650,310	$624,370
Management fees	7,402	7,609
Reimbursed costs incurred on behalf of managed communities	89,563	80,287
Total revenue	747,275	712,266

Expense
Facility operating expense (excluding depreciation and amortization of $62,695 and $57,255, respectively)	429,870	413,003
General and administrative expense (including non-cash stock-based compensation expense of $7,572 and $6,894, respectively)	55,509	46,611
Facility lease expense	69,869	69,019
Depreciation and amortization	70,316	64,659
Costs incurred on behalf of managed communities	89,563	80,287
Total operating expense	715,127	673,579
Income from operations	32,148	38,687

Interest income	321	303
Interest expense:
Debt	(29,998)	(30,971)
Amortization of deferred financing costs and debt discount	(4,018)	(4,569)
Change in fair value of derivatives	(847)	135
Equity in earnings of unconsolidated ventures	636	115
Other non-operating income	465	1,006
(Loss) income before income taxes	(1,293)	4,706
Provision for income taxes	(1,006)	(1,148)
Net (loss) income	$(2,299)	$3,558

Basic (loss) earnings per share	$(0.02)	$0.03

Weighted average shares used in computing basic (loss) earnings per share	124,478	122,823

Diluted (loss) earnings per share	$(0.02)	$0.03

Weighted average shares used in computing diluted (loss) earnings per share	124,478	124,391

 Consolidated Balance Sheets
(in thousands)

	March 31, 2014	December 31, 2013

Cash and cash equivalents	$45,701	$58,511
Cash and escrow deposits - restricted	33,953	38,191
Accounts receivable, net	107,568	104,262
Other current assets	100,160	93,898
Total current assets	287,382	294,862
Property, plant, and equipment and
leasehold intangibles, net	3,886,391	3,895,475
Other assets, net	545,835	547,420
Total assets	$4,719,608	$4,737,757

Current liabilities	$710,117	$870,844
Long-term debt, less current portion	2,569,162	2,434,624
Other liabilities	413,660	411,352
Total liabilities	3,692,939	3,716,820
Stockholders' equity	1,026,669	1,020,937
Total liabilities and stockholders' equity	$4,719,608	$4,737,757

Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities
Net (loss) income	$(2,299)	$3,558
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	74,334	69,228
Equity in earnings of unconsolidated ventures	(636)	(115)
Distributions from unconsolidated ventures from cumulative share of net earnings	245	668
Amortization of deferred gain	(1,093)	(1,093)
Amortization of entrance fees	(7,202)	(7,133)
Proceeds from deferred entrance fee revenue	9,035	9,237
Deferred income tax provision	598	-
Change in deferred lease liability	(223)	748
Change in fair value of derivatives	847	(135)
Loss (gain) on sale of assets	76	(926)
Non-cash stock-based compensation	7,572	6,894
Changes in operating assets and liabilities:
Accounts receivable, net	(2,499)	(9,064)
Prepaid expenses and other assets, net	(5,816)	9,140
Accounts payable and accrued expenses	(27,561)	(10,871)
Tenant refundable fees and security deposits	(615)	(335)
Deferred revenue	7,933	(5,316)
Net cash provided by operating activities	52,696	64,485
Cash Flows from Investing Activities
Decrease (increase) in lease security deposits and lease acquisition deposits, net	7	(1,952)
Decrease in cash and escrow deposits — restricted	6,627	826
Additions to property, plant, and equipment and leasehold intangibles, net	(59,717)	(51,614)
Acquisition of assets, net of related payables and cash received	(515)	(2)
Payments on (issuance of) notes receivable, net	76	(17)
Investment in unconsolidated ventures	-	(5,843)
Proceeds from sale of assets, net	-	440
Net cash used in investing activities	(53,522)	(58,162)
Cash Flows from Financing Activities
Proceeds from debt	20,516	8,955
Repayment of debt and capital lease obligations	(22,401)	(17,707)
Proceeds from line of credit	70,000	105,000
Repayment of line of credit	(75,000)	(140,000)
Payment of financing costs, net of related payables	(2,905)	(2,200)
Refundable entrance fees:
Proceeds from refundable entrance fees	5,924	7,636
Refunds of entrance fees	(8,446)	(9,320)
Other	328	315
Net cash used in financing activities	(11,984)	(47,321)
Net decrease in cash and cash equivalents	(12,810)	(40,998)
Cash and cash equivalents at beginning of period	58,511	69,240
Cash and cash equivalents at end of period	$45,701	$28,242

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including  gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;
•	It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and
•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net (loss) income for the three months March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31(1),
	2014	2013
Net (loss) income	$(2,299)	$3,558
Provision for income taxes	1,006	1,148
Equity in earnings of unconsolidated ventures	(636)	(115)
Other non-operating income	(465)	(1,006)
Interest expense:
Debt	23,844	24,448
Capitalized lease obligation	6,154	6,523
Amortization of deferred financing costs and debt discount	4,018	4,569
Change in fair value of derivatives	847	(135)
Interest income	(321)	(303)
Income from operations	32,148	38,687
Depreciation and amortization	70,316	64,659
Straight-line lease expense	(223)	748
Amortization of deferred gain	(1,093)	(1,093)
Amortization of entrance fees	(7,202)	(7,133)
Non-cash stock-based compensation expense	7,572	6,894
Entrance fee receipts(2)	14,959	16,873
Entrance fee disbursements	(8,446)	(9,320)
Adjusted EBITDA	$108,031	$110,315

(1)	The calculation of Adjusted EBITDA includes integration, transaction-related and EMR roll-out costs of $11.8 million and $2.1 million for the three months ended March 31, 2014 and 2013, respectively.
(2)	Includes the receipt of refundable and non-refundable entrance fees.

Cash From Facility Operations

Cash From Facility Operations (CFFO) is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts at a recently opened entrance fee CCRC prior to stabilization, entrance fee refunds disbursed adjusted for first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization, lease financing debt amortization with fair market value or no purchase options, gain (loss) on facility lease termination, recurring capital expenditures (net), distributions from unconsolidated ventures from cumulative share of net earnings, CFFO from unconsolidated ventures, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities that are held for sale.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.
•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles CFFO from net cash provided by operating activities for the three months ended March 31, 2014 and 2013 (in thousands):
	Three Months Ended March 31(1),
	2014	2013

Net cash provided by operating activities	$52,696	$64,485
Changes in operating assets and liabilities	28,558	16,446
Refundable entrance fees received(2)	5,924	7,636
Entrance fee refunds disbursed	(8,446)	(9,320)
Recurring capital expenditures, net	(9,369)	(9,324)
Lease financing debt amortization with fair market value or no purchase options	(3,897)	(3,371)
Distributions from unconsolidated ventures from cumulative share of net earnings	(245)	(668)
CFFO from unconsolidated ventures	2,241	1,958
Cash From Facility Operations	$67,462	$67,842

(1)	The calculation of Cash From Facility Operations includes integration, transaction-related and EMR roll-out costs of $11.8 million and $2.1 million for the three months ended March 31, 2014 and 2013, respectively.
(2)	Total entrance fee receipts for the three months ended March 31, 2014 and 2013 were $15.0 million and $16.9 million, respectively, including $9.0 million and $9.2 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.

The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net (loss) income for the three months ended March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31,
	2014	2013

Net (loss) income	$(2,299)	$3,558
Provision for income taxes	1,006	1,148
Equity in earnings of unconsolidated ventures	(636)	(115)
Other non-operating income	(465)	(1,006)
Interest expense:
Debt	23,844	24,448
Capitalized lease obligation	6,154	6,523
Amortization of deferred financing costs and debt discount	4,018	4,569
Change in fair value of derivatives	847	(135)
Interest income	(321)	(303)
Income from operations	32,148	38,687
Depreciation and amortization	70,316	64,659
Facility lease expense	69,869	69,019
General and administrative (including non-cash stock-based compensation expense)	55,509	46,611
Amortization of entrance fees	(7,202)	(7,133)
Management fees	(7,402)	(7,609)
Facility Operating Income	$213,238	$204,234